                                                                   EXHIBIT 4.1.8

                               AMENDMENT NO. 6
                                     TO
                        SECURITIES PURCHASE AGREEMENT

          This Amendment No. 6 to Securities Purchase Agreement (this "Amendment") dated as of December 31, 1998 is entered into by and among each of
 ---------
the parties to the Securities Purchase Agreement dated as of July 11, 1997 (the "Securities Purchase Agreement") by and among FirstAmerica Automotive, Inc., a
 -----------------------------
Delaware corporation (the "Company"), the Guarantors (as defined therein) and
                           -------
the purchasers listed on the signature pages thereto, as amended.

          WHEREAS, the parties hereto desire to amend certain provisions of the Securities Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.  For all purposes of this Amendment:
                -----------

          (a) Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Securities Purchase Agreement; and

          (b) The terms "hereby," "hereto," "hereof" and "herewith" and other words of similar import refer to this Amendment.

     Section 2. Minimum Consolidated Interest Expense Coverage Ratio.  Section
                ----------------------------------------------------
5.12 of the Securities Purchase Agreement is hereby amended and restated in its entirety to read as follows:

        5.12 Minimum Consolidated Interest Expense Coverage Ratio.
             ----------------------------------------------------

             The Company shall not permit its Consolidated Interest Expense Coverage Ratio for the four fiscal quarters ending on or about the date listed below, to be less than the correlative levels for such dates shown below; provided, that for the September 30, 1997, December 31, 1997 and March 31, 1998 Measurement Dates, the Consolidated Interest Expense Coverage Ratio shall be calculated for the one, two, and three fiscal quarters, respectively, ending on such dates.


        Measurement Date                       Minimum Ratio
        ----------------                       -------------
        September 30, 1997                               2.0
        December 31, 1997                                2.0
        March 31, 1998                                   2.1
        June 30, 1998                                    2.1
        September 30, 1998                               2.2
        December 31, 1998                                1.9
        March 31, 1999                                   1.9
        June 30, 1999                                    2.3
        September 30, 1999                               2.4
        December 31, 1999                                2.4
        March 31, 2000                                   2.5
        June 30, 2000 and thereafter                     2.6

     Section 3. Definition of Consolidated Interest Expense Coverage Ratio.  The
                ----------------------------------------------------------
definition of the term "Consolidated Interest Expense Coverage Ratio" appearing in Section 9.1 of the Securities Purchase Agreement is hereby amended by inserting the following provision at the end of such definition:

             Notwithstanding any provision hereof to the contrary, for the sole purpose of calculating the Company's Consolidated Interest Expense Coverage Ratio for the year ended December 31, 1998, the term "Capital Expenditures" shall not include the aggregate amount of capital expenditures that is both (i) made by the Company for leasehold improvements to its corporate headquarters located at 601 Brannan Street, San Francisco, California and (ii) fully reimbursed to the Company in cash by Thomas A. Price on or prior to January 31, 1999.

     Section 4. Miscellaneous.
                -------------

          (a) THIS AMENDMENT AND ALL ISSUES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

          (b) Upon the execution and delivery of this Amendment, the Securities Purchase Agreement shall be amended in accordance herewith and this Amendment shall form a part of the Securities Purchase Agreement for all purposes, and the parties hereto and every Holder shall be bound by the Securities Purchase Agreement, as so amended.

          (c) This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          (d) The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

                              [Signatures Follow]

          IN WITNESS WHEREOF, this Amendment has been duly executed by the parties set forth below as of the date first written above.

                                        Company:
                                        -------

                                        FIRSTAMERICA AUTOMOTIVE, INC.



                                        By: /s/Debra Smithart
                                           -----------------------------
                                        Name: Debra Smithart
                                             ---------------------------
                                        Title: Chief Financial Officer
                                              --------------------------

Guarantors:
--------------------------------------

FAA SAN BRUNO, INC.                     FAA STEVENS CREEK, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

SMART NISSAN, INC.                      FAA DEALER SERVICES, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

TRANSCAR LEASING, INC.                  FAA CONCORD H, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: Vice-President
      ------------------------                --------------------------

FAA CONCORD N, INC.                     FAA CONCORD T, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

FAA POWAY D, INC.                       FAA POWAY T, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

FAA POWAY H, INC.                       FAA DUBLIN VWD, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: Vice-President                   Title: President
      ------------------------                --------------------------

FAA DUBLIN N, INC.                      FAA SERRAMONTE H, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: Vice-President
      ------------------------                --------------------------

FAA SERRAMONTE L, INC.                  FAA SERRAMONTE, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

FAA BEVERLY HILLS, INC.                 FAA AUTO FACTORY, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

FAA CAPITOL N, INC.                     DSW & ASSOCIATES, INC.


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------


FAA WOODLAND HILLS VW, INC.             DEALERSOFT  TECHNOLOGIES CORPORATION


By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   ---------------------------             -----------------------------
Name: Thomas A. Price                   Name: Thomas A. Price
     -------------------------               ---------------------------
Title: President                        Title: President
      ------------------------                --------------------------

Holders
-------

TCW/CRESCENT MEZZANINE PARTNERS, L.P.
TCW/CRESCENT MEZZANINE TRUST
TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

By:  TCW/CRESCENT MEZZANINE, L.L.C.,
     its general partner or managing owner


By: /s/ Jean-Marc Chapus
   ------------------------------
Name: Jean-Marc Chapus
     ----------------------------
Title: President
      ---------------------------


TCW LEVERAGED INCOME TRUST, L.P.

By:  TCW ADVISORS (BERMUDA), LIMITED,
     as General Partner


By: /s/ Mark L. Attanasio
   ------------------------------
Name: Mark L. Attanasio
     ----------------------------
Title: Group Managing Director
      ---------------------------

By:  TCW INVESTMENT MANAGEMENT COMPANY,
     as Investment Advisor


By: /s/ Jean-Marc Chapus
   ------------------------------
Name: Jean-Marc Chapus
     ----------------------------
Title: Managing Director
      ---------------------------

TCW LEVERAGED INCOME TRUST II, L.P.

By:  TCW (LINC II), L.P.,
     as General Partner

     By:  TCW ADVISORS (BERMUDA), LIMITED,
          as General Partner


          By: /s/ Mark L. Attanasio
             ------------------------------
          Name: Mark L. Attanasio
               ----------------------------
          Title: Group Managing Director
                ---------------------------

By:  TCW INVESTMENT MANAGEMENT COMPANY,
     as Investment Advisor


By: /s/ Jean-Marc Chapus
   ------------------------------
Name: Jean-Marc Chapus
     ----------------------------
Title: Managing Director
      ---------------------------

CRESCENT/MACH I PARTNERS, L.P.

By:  TCW ASSET MANAGEMENT COMPANY,
     as investment manager and attorney-in-fact


By: /s/ Jean-Marc Chapus
   ------------------------------
Name: Jean-Marc Chapus
     ----------------------------
Title: Managing Director
      ---------------------------

By: /s/ Mark L. Attansio
   ------------------------------
Name: Mark L. Attansio
     ----------------------------
Title: Group Managing Director
      ---------------------------


TCW SHARED OPPORTUNITY FUND II, L.P.

By:  TCW INVESTMENT MANAGEMENT COMPANY,
     its investment advisor


By: /s/ Jean-Marc Chapus
   ------------------------------
Name: Jean-Marc Chapus
     ----------------------------
Title: Managing Director
      ---------------------------

By: /s/ Mark L. Attansio
   ------------------------------
Name: Mark L. Attansio
     ----------------------------
Title: Group Managing Director
      ---------------------------